Exhibit 10.9.3

AMENDMENT TO THE MARRIOTT INTERNATIONAL, INC. EXECUTIVE DEFERRED COMPENSATION PLAN, EFFECTIVE OCTOBER 25, 2011

RESOLUTION OF
THE EXECUTIVE VICE PRESIDENT, GLOBAL HUMAN RESOURCES
OF MARRIOTT INTERNATIONAL, INC.

WHEREAS, Marriott International, Inc. (“Marriott”) maintains the Marriott International, Inc. Executive Deferred Compensation Plan (the “Plan”); and

WHEREAS, under Section 7.3 of the Plan, the Board of Directors (“Board”) of Marriott may amend the Plan from time to time; and

WHEREAS, on August 6, 2009, the Board authorized the Executive Vice President, Global Human Resources to amend the Plan as he deems necessary or advisable, provided that no such amendment materially increases the cost to Marriott of maintaining the Plan;

WHEREAS, certain employees of Marriott who participate in the Plan are expected to be terminated as of Friday, December 30, 2011, which date was selected by the Company for its administrative convenience;

WHEREAS, because such employees will be terminated in connection with a reduction in staffing needs resulting from the elimination of one of the Company’s business units, and due in no part to the performance of the employees;

WHEREAS, under the current Plan terms, such employees would not be eligible for Company Accruals under the Plan for the 2011 Election Year because they would fail to be employed as of the last day of the 2011 Election Year;

WHEREAS, the Executive Vice President, Global Human Resources now finds it advisable and appropriate to amend the Plan with respect to the allocation of Company Accruals for the 2011 Election Year;

NOW THEREFORE, BE IT HEREBY RESOLVED that, effective on the date hereof, Section 3.2(e) shall be added to the Plan to read as follows:

(e)    Effective with respect to Company Accruals for the 2011 Election Year, any references in paragraphs (c) and (d) to the last day or end of the Election Year shall be replaced with “the last Friday” of the Election Year.

* * * *

By:
____________________________________        ______________________
David A. Rodriguez                        Date
Executive Vice President, Global Human Resources

MARRIOTT INTERNATIONAL, INC.